UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2022

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal Year 2023 Annual Bonus Plan

On April 11, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ambarella, Inc. (the “Company”) approved a Fiscal Year 2023 Annual Bonus Plan (the “FY2023 Bonus Plan”). The Company’s executive team members, including executive officers Feng-Ming Wang, Brian White, Les Kohn, Chan Lee, Christopher Day, John Ju, and Yun-Lung Chen, are eligible to participate in the FY2023 Bonus Plan. On April 17, 2022, the Board of Directors approved a bonus target under the FY2023 Bonus Plan for Feng-Ming Wang, the Company’s Chief Executive Officer, of 100% of his fiscal year 2023 annual base salary. Bonus targets for other executives range from 40% to 75% of annual base salary. The FY2023 Bonus Plan establishes an aggregate target bonus pool that is approximately 20% larger than the target bonus pool under the fiscal year 2022 bonus plan. The actual aggregate amount of the bonus pool under the FY2023 Bonus Plan will be determined by the Compensation Committee or the Board of Directors following completion of fiscal year 2023 based upon the Company’s fiscal year 2023 performance against revenue, operating profit, and certain non-financial operational objectives established by the Compensation Committee. The performance weightings for the executive management team are 1/3 for the revenue metric, 1/3 for the operating profit metric and 1/3 for the non-financial operational objectives. On-target performance is intended to result in an aggregate bonus pool payout at target levels. Above target performance is intended to result in aggregate bonus pool payouts above target levels, with a maximum payout equal to 150% of the annual targeted bonus pool payout, absent approval otherwise by the Board of Directors or the Compensation Committee. Failure to achieve threshold performance levels will result in no funding of the bonus pool, while performance between threshold and target levels will be determined by liner interpolation. The Compensation Committee and the Board of Directors have discretion to individually apportion from such bonus pool and pay bonuses, if any, to individual executives that are based on achievement of corporate goals and individual objectives. Any bonus plan payouts will be made no later than two and one-half months following the end of the Company’s fiscal year 2023, and generally are subject to continued employment through the payment date. The Compensation Committee and the Board of Directors have discretion to reduce, eliminate or increase the size of the bonus pool and the individual bonuses.

Fiscal Year 2023 Annual Base Salary Increases

On April 17, 2022, the Company’s Board approved an increase to the annual base salary of Dr. Wang for fiscal year 2023, effective as of February 1, 2022. Dr. Wang’s annual salary was increased to $561,000, an increase of 2% over fiscal year 2022. In addition, the Compensation Committee approved increases in the annual salaries of our other NEOs of 2%, which was less than the increase for the Company’s general employee population.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2022	Ambarella, Inc.

/s/ Michael Morehead
Michael Morehead General Counsel